UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNIQUE FABRICATING, INC.

(Exact name of registrant as specified in its Charter)

Delaware	46-1846791
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Unique Fabricating, Inc.

800 Standard Parkway

Auburn Hills, MI 48326
(Address of principal executive offices)(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.001 par value per share	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates: 333-200072

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share, of Unique Fabricating Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Common Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-200072), initially filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2014, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of Registrant are registered on the NYSE MKT and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNIQUE FABRICATING, INC.

Date: June 29, 2015	By:	/s/ John Weinhardt
Name: John Weinhardt
Title: President and Chief Executive Officer

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